Exhibit 10.186
EQUITY TRANSFER AGREEMENT ON
NEW ALLYES INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.
AMONG
ALLYES SHANGHAI INVESTMENT MANAGEMENT SERVICES
SHANGHAI SMARTMEDIA INVESTMENT MANAGEMENT SERVICES
AND
ALLYES (CHINA) HOLDINGS LIMITED

TABLE OF CONTENTS

Articles	Page

1. Definition

2. Equity Transfer

3. Consideration

4. Prerequisites

5. Delivery

6. Representations and Warranties

7. Further Commitments

8. Confidentiality

9. Fees and Taxes

10. Liability for Breach

11. Transfer

12. Governing Laws and Dispute Settlement

13. Effectiveness

This Equity Transfer Agreement (“this Agreement”) is entered by the following parties on January 1, 2010:
1.	Allyes Shanghai Investment Management Services, a limited partnership enterprise established and existing according to the laws of the People’s Republic of China, with its registered address at Rm2003, Section C, 3/F, Building 3, No. 8 Xiushan Road, Chengqiao Township, Chongming County, Shanghai (Chongming Industrial Zone) (“Allyes Investment Management”);

2.	Shanghai Smartmedia Investment Management Services, a limited partnership enterprise established and existing according to the laws of the People’s Republic of China, with its registered address at Rm2004, Section C, 3/F, Building 3, No. 8 Xiushan Road, Chengqiao Township, Chongming County, Shanghai (Chongming Industrial Zone) (“SmartMedia Investment Management” or “the Buyers” together with Allyes Investment Management or the “Buyer” in its own capacity); and

3.	Allyes (China) Holdings Limited, a company established and existing according to the laws of Hong Kong, with its registered address at Room 1505, 15/F, World-Wide House, 19 Des Voeux Road, Central, Hong Kong, China (“the Seller”).
Whereas:
A.	New Allyes Information Technology (Shanghai) Co., Ltd. (“New Allyes”) is a foreign-owned company established and existing according to the laws of the People’s Republic of China, with registration number of 310115400068959. The Seller is the sole shareholder of New Allyes.

B.	New Allyes has a registered capital of USD16,750,000, which has been paid by the Seller as of the date of this Agreement.

C.	The Seller expects to sell the target stock in accordance with the terms and conditions (defined below) of this Agreement, and the Buyer expects to buy the target stock in accordance with the terms and conditions (defined below) of the Agreement.
     It is agreed as below:
Article 1. Definitions
Unless otherwise defined in this Agreement, the following terms shall have the following meanings:

“Approving authority” means the Ministry of Commerce of the People’s Republic of China or its authorized local authority that approved establishment of New Allyes.

“Delivery” means completion of the share transfer under this Agreement.

“Delivery Date” means the third business day after all the terms and conditions stipulated in the Article 4.1 are satisfied or (where feasible) abandoned, or any other date that all parties have agreed in writing. In this Agreement, a “Business Day” means any day that is not a Saturday, a Sunday or any other public holiday in China.

“Consideration” means the Equity Transfer Consideration for each Buyer defined in Article 3, which is paid by the Buyer.

“Rights and liabilities” refer to right of pledge, option, preferential offer or refusal, preemptive right, rights or interest to the third party or any other kind of rights and liabilities or security interest.

“Target Stock” for Allyes Investment Management means the equity that makes up 4.26% of New Allyes registered capital, and all its related rights and interests except the rights and interests owned by the Seller under Article 2.2; and Target Stock for SmartMedia Investment Management means the equity that makes up 4.24% of New Allyes registered capital, and all its related rights and interests except the rights and interests owned by the Seller under Article 2.2.

“Equity Transfer” means the transfer of Target Stock defined in this Agreement from the Seller to the Buyer.

“Parties” mean the parties involved in this Agreement, and “a party” means either party.

“China” means the Republic of China, for the purpose of this Agreement, which does not include Hong Kong Special Administrative Region and Macao Special Administrative Region and Taiwan.

“RMB” means the lawful currency of RMB yuan in China.

“SAFE” means the State Administration of Foreign Exchange or its authorized local branches.

“Seller dividend” has the meaning defined in Article 2.2.

“US$” means the lawful currency of the United States of America US dollar.
Article 2. Equity Transfer
2.1 Under and subject to the terms and conditions of this Agreement, the Seller shall transfer to each Buyer, while each Buy shall be transferred from the Seller, the Target Stock that does not contain any rights and liabilities. To avoid ambiguity, equity transfer between the Seller and each Buyer shall be delivered at the same time. After delivery, the New Allyes equity structure will be with 91.5% ownership by the Seller, 4.26% ownership by Allyes Investment Management and 4.24% ownership by SmartMedia Investment Management.

2.2 The Seller has exclusive right to enjoy all the undistributed distributable profits of New Allyes as of Delivery Date (“the Seller’s dividend”); Afterwards, each party shall enjoy the undistributed distributable dividend of New Allyes in accordance with its own stake in New Allyes. All parties shall ensure New Allyes to settle the Seller’s dividends in the earliest possible time after delivery.
Article 3. Consideration
3.1 As the consideration of equity transfer, Allyes Investment Management shall pay US$1,492,050 to the Seller, and SmartMedia Investment Management shall pay US$1,482,950 to the Seller (“Consideration”).
Article 4. Prerequisites
4.1 For the purpose of this Article 4, with the Buy as one party, and the Seller as another party, delivery of equity transfer should either satisfy the following conditions (in a feasible way) or be abandoned by both parties in writing:
(a)	The internal decision-making body of the Seller and the Buyer has officially approved the equity transfer and this Agreement;

(b)	All parties have agreed to execute joint-venture contract of New Allyes after delivery, and amended and restated Article of Association of New Allyes;

(c)	The board of directors and shareholders of New Allyes have approved the equity transfer, and amended and restated Articles of Association of New Allyes; and

(d)	The approving authority has approved this Agreement, equity transfer, joint-venture contract and amended and restated Articles of Association of New Allyes.
4.2 Each party shall make reasonable efforts in its own capacity to ensure the conditions stipulated in Article 4.1 satisfied.
4.3 If any of the conditions stipulated in Article 4.1 fails to be satisfied or is abandoned before/or on the 60th day after this Agreement is executed, this Agreement shall be automatically terminated on that date, unless the parties involved have a separate written agreement.
Article 5. Delivery
5.1 Delivery shall be held on the Delivery Date at the registered address of New Allyes or other location as agreed upon.
5.2 On Delivery Date:

(a)	The Seller shall deliver the approval certificate, business license, register of members and (where applicable) other company documents of New Allyes to Allyes Investment Management who shall be 4.26% shareholder of New Allyes and SmartMedia Investment Management who shall be 4.24% shareholder of New Allyes; and

(b)	Each Buyer shall pay consideration in US dollar to the designated bank account of the Seller by wire transfer.
5.3  Subject to Article 2.2, starting from the Delivery Date, each party shall enjoy and undertake its rights and obligations stipulated in the joint-venture contract and amended and restated Articles of Association of New Allyes.
Article 6. Representations and Warranties
6.1  Each party represents and warrants to the other parties:
(a)	It is a formally established and validly existing legal entity in accordance with its registration law;

(b)	It has the right, power and authority to execute this Agreement, exercise its rights and fulfill its obligations under this Agreement; and

(c)	After the approval of the approving authority, this Agreement shall constitute legal and valid obligations, and can be enforced according to the terms and conditions of this Agreement.
6.2  The Seller further represents and warrants to the Buyer, unless Article 2.2 sets separate rules, the equity does not bear any other rights and liabilities.
Article 7. Further Commitment
7.1  Each party commits that it shall execute all the documents and take all the actions and measures required for a full implementation of this Agreement.
7.2  If this Agreement is terminated according to Article 4.3, all parties shall cooperate, and execute all the necessary documents and take all the necessary actions and measure to reinstate the equity to the status prior to execution of this Agreement.
Article 8. Confidentiality
Apart from the disclosure required by applicable law or relevant stock exchange or approving authority, each party shall keep confidential of the terms and conditions of this Agreement and proposed transactions of this Agreement, and shall not disclose the above information to anyone other than its professional advisors.

Articles 9. Fees and Taxes
Each party shall be responsible for the laws related to this Agreement and other fees and expenditures, and pay taxes according to applicable tax laws (include but not limited to stamp duty).
Article 10. Liability for Breach
If any party breaches any provisions of this Agreement, the party in breach shall compensate the other party with all the direct losses caused by breach of this Agreement.
Article 11. Transfer
Without the prior written consent of the other party, any party shall not assign or transfer any rights or obligations under this Agreement.
Article 12. Governing Laws and Dispute Settlement
12.1   This Agreement shall be governed by and construed under the laws of the People’s Republic of China.
12.2   All the disputes caused by this Agreement or related to this Agreement shall be settled though friendly negotiation by the parties involved. If no settlement can be reached through negotiation 60 days after the dispute occurred, any party involved shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission, which will arbitrate such dispute in Shanghai according to the arbitration rules in effect. The arbitral award is final and binding on the disputing parties.
Article 13. Effectiveness
This Agreement shall become effective after approved by the approving authority.
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Hereby as evidence, each party executes this Agreement on the date published on the first page.

ALLYES SHANGHAI INVESTMENT MANAGEMENT SERVICES (seal)

Signature:	/s/ Zhu Hailong
Name:	Zhu Hailong (David Zhu)
Title:	Executive Partner

SHANGHAI SMARTMEDIA INVESTMENT MANAGEMENT SERVICE

Signature:	/s/ Zhu Hailong
Name:	Zhu Hailong (David Zhu)
Title:	Executive Partner

ALLYES (CHINA) HOLDINGS LIMITED

Signature:	/s/ Zhu Hailong
Name:	Zhu Hailong (David Zhu)
Title:	Director